SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant        [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12


__________________________PAR Technology Corporation_________________________
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        _________________________.

     2) Aggregate number of securities to which transaction applies:
        _________________________.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _________________________.

     4) Proposed maximum aggregate value of transaction:
        _________________________.

     5)Total fee paid:  _________________________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:  _________.

     2)  Form, Schedule or Registration Statement No.:  _________.

     3)  Filing Party:   _________.

     4)  Date Filed:  __________.

--------------------------------------------------------------------------------
Notice and Proxy Statement
Annual Meeting of Shareholders


[GRAPHIC - Company Logo]   PAR Technology Corporation
                           8383 Seneca Turnpike, New Hartford, NY  13413-4991




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 21, 1998
--------------------------------------------------------------------------------

Dear PAR Technology Shareholder:

The Annual Meeting of Shareholders of PAR Technology Corporation (the "Company") is scheduled to be held at the main office of the Company located at 8383 Seneca Turnpike, New Hartford, New York on May 21, 1998, at 4:00 PM, local prevailing time, for the following purposes:

     1. To elect two Directors of the Company for a term of office to expire at the third succeeding Annual Meeting of Shareholders;

     2. To ratify the selection of Price Waterhouse LLP as the independent accountants for the Company for the year 1998; and

     3. Such other business as may properly come before the Meeting.

Only holders of record of the Company's common stock at the close of business on April 9, 1998 will be entitled to vote at the Meeting.

Whether or not you plan to attend the Meeting, we suggest you complete the enclosed proxy card, and sign, date and return it promptly so your shares will be represented. Any person giving a proxy has the power to revoke it at any time before it is exercised and Shareholders of record who are present at the Meeting may withdraw their proxies and vote in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Gregory T. Cortese
                                            Secretary

New Hartford, New York
April 23, 1998

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC - Company Logo]   PAR Technology Corporation
                           8383 Seneca Turnpike, New Hartford, NY  13413-4991



April 23, 1998

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                             Thursday, May 21, 1998
--------------------------------------------------------------------------------

The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at 4:00 PM, local prevailing time, on May 21, 1998, and at any adjournment thereof.

Please complete, sign, date and return the enclosed proxy. When proxies in the form enclosed are returned properly executed, the shares represented thereby will be voted in accordance with the directions of the Shareholder. When no direction has been given by the Shareholder, the proxy will be voted FOR the election of the Directors named below and FOR the ratification of Price Waterhouse LLP as independent accountants for 1998. The proxy solicited hereby may be revoked at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the address set forth above, or by attending the Meeting and voting in person.

The cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person, by telephone or telecopy and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons their reasonable fees and expenses for sending solicitation material to principals and obtaining their instructions.

The Company's Annual Report to its Shareholders for the year ended December 31, 1997, including audited financial statements, accompanies this Proxy Statement. That report is not incorporated in this Proxy Statement by reference. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to security holders is April 23, 1998.

              RECORD DATE, OUTSTANDING COMMON STOCK, VOTING RIGHTS

Only Shareholders of record at the close of business on April 9, 1998, will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, there were 8,897,165 shares of the Company's common stock outstanding and entitled to vote. The holders of shares representing 4,448,584 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Each share of common stock entitles the holder thereof to one vote on all matters to come before the Meeting including the election of the Directors.

A Shareholder may, with respect to the election of the two Directors (i) vote for the nominees named herein, or (ii) withhold authority to vote for either or both of such nominees. The election of Directors requires a plurality of the votes cast. Accordingly, withholding authority to vote for a Director nominee will not prevent him from being elected.

A Shareholder may, with respect to the ratification of the selection of Price Waterhouse LLP as independent accountants: (i) vote "FOR", (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the selection of independent accountants. A vote to abstain from voting on this proposal has the legal effect of a vote against the matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matters, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.


Proposal 1:  Election of Directors

Under the Company's Certificate of Incorporation, the members of the Board are divided into three classes with approximately one-third of the Directors standing for election at each Annual Meeting of Shareholders. The Directors are elected for a three-year term of office, and will hold office until their respective successors have been duly elected and qualified. The class of Directors which was elected to hold office until the 1998 Annual Meeting of Shareholders consists of two Directors. Therefore, at this meeting, two Directors will be elected for a three-year term expiring at the Annual Meeting held in 2001. Unless a contrary direction is indicated, shares represented by valid proxies in the accompanying form will be voted FOR the election of the nominees named below. The nominees for Director named below are currently members of the Board.

The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. In the event that either or both nominees named below shall become unable or unwilling to accept nomination or election as a Director, it is intended that such shares will be voted, by the persons named in the enclosed proxy, for the election of the substitute nominee(s) selected by the Board, unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

The names of each of the Directors and the nominees, their ages as of April 23, 1998, the year each first became a Director, their principal occupations during at least the past five years, other Directorships held by each as of the date hereof and certain other biographical information are as set forth below by class, in order of the next class to stand for election.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

            Term Expiring at the 2001 Annual Meeting of Shareholders
            --------------------------------------------------------

DR. JOHN W. SAMMON, JR.                 Chairman of the Board and President

Dr. Sammon, age 59, is the founder of the Company and has been the President and a Director since its incorporation in 1968. He was elected Chairman of the Board in 1983. Dr. Sammon was appointed President of ParTech, Inc. in December 1997 and also currently holds various positions with other subsidiaries of the Company.

MR. CHARLES A. CONSTANTINO              Executive Vice President

Mr. Constantino, age 58, has been a Director of the Company since 1970 and has been Executive Vice President since 1974. He also holds various positions with one or more subsidiaries of the Company.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

            Term Expiring at the 1999 Annual Meeting of Shareholders
            --------------------------------------------------------

DR. JAMES C. CASTLE                     Chairman and CEO
                                        USCS International, Inc.

Dr. Castle, age 61, was appointed a Director of the Company in December 1989. He has been Chairman and CEO of USCS International since August 1992. From August 1991 until assuming his current position with USCS International, Dr. Castle was President and CEO of Teradata Corporation. He currently also serves as a Director of Leasing Solutions, Inc., ADC Telecommunications, Inc. and PMI Group, Inc.

            Term Expiring at the 2000 Annual Meeting of Shareholders
            --------------------------------------------------------

MR. SANGWOO AHN                         Partner
                                        Morgan Lewis Githens & Ahn, LP
                                        Investment Bankers

Mr. Ahn, age 59, is one of the founders of the investment banking firm of Morgan Lewis Githens & Ahn, LP. He has held the above position since 1982. Mr. Ahn is Chairman of the Board of Directors of Gradall Industries, Inc. and Quaker Fabric Corporation. He is also a member of the Board of Directors of ITI Technologies, Inc., Kaneb Services, Inc., Kaneb Pipeline Partners, L.P. and Stuart Entertainment, Inc. Mr. Ahn has been a Director of the Company since March 1986.


MR. J. WHITNEY HANEY                    Director

Mr. Haney, age 63, has been a Director of the Company's subsidiary, ParTech, Inc. (formerly known as PAR Microsystems Corporation), since September 1987. Mr. Haney joined ParTech, Inc. as a full time employee in February 1988 and, in April of that year, he was named President. Mr. Haney retired as an employee of ParTech, Inc. in January, 1998. Mr. Haney has been a Director of the Company since April 1988.

                       BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is under the general direction of the Board as provided by the By-Laws of the Company and the laws of Delaware, the state of incorporation. The Board met five times during the fiscal year ended December 31, 1997. All members of the Board attended more than 75% of the total number of meetings of the Board and Board committees on which they served. The Board has four standing committees: Executive, Audit, Compensation and Stock Option.

The Executive Committee. The Executive Committee is composed of three Directors:
Dr. Sammon (Chairman), Mr. Constantino and Mr. Ahn. The Committee did not meet in 1997. The Executive Committee meets when required on short notice during intervals between meetings of the Board and has authority to exercise all of the powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board and subject to the limitations of the General Corporation Law of the State of Delaware.

The Audit Committee. The Audit Committee consists of two Directors: Mr. Ahn (Chairman) and Dr. Castle, and met twice in 1997. The Audit Committee recommends the appointment of the independent auditors, consults with the independent auditors on the plan of audit, reviews the activities and reports of the independent auditors and reports the results of such to the Board, and reviews and makes recommendations concerning internal accounting controls.

The Compensation  Committee.  The  Compensation  Committee is comprised of three
Directors: Mr. Ahn (Chairman), Dr. Sammon and Mr. Constantino. The Compensation Committee met one time in 1997. The Committee, which meets as required, reviews and establishes the compensation of the executive officers and other principal officers of the Company and its subsidiaries. The salaries and other compensation of any executive officers who are members of the Compensation Committee are subject to approval by the Board. The Committee also reviews and recommends to the Board compensation for outside Directors for service on the Board and committees of the Board, makes recommendations to the Stock Option Committee for stock option awards and recommends to the Board changes in the
Company's incentive plans. The Report of the Compensation Committee set forth below describes the responsibilities of this committee, and discloses the basis for the compensation of the Chief Executive Officer, including the factors and criteria upon which that compensation was based; compensation policies applicable to the Company's executive officers; and the specific relationship of corporate performance to executive compensation for 1997.

Stock Option Committee. The Stock Option Committee is composed of two Directors:
Dr. Sammon (Chairman) and Mr. Constantino, both of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Security Exchange Act of 1934, as amended, and in compliance with the Company's 1995 Stock Option Plan. The Stock Option Committee met one time in 1997. The Committee, which meets as required, reviews recommendations of the Compensation Committee for stock option awards and otherwise serves as the administrative body for the Stock Option Plan.

DIRECTOR COMPENSATION

Directors who are employees of the Company are not separately compensated for serving on the Board. All other Directors receive annual retainers of $10,000 for membership on the Board and an attendance fee of $1,000 per day for attendance at Board meetings and any Committee meetings held on the same day and $500 per day, prorated accordingly, for Committee meetings held on days other than Board meeting days. All Directors are also reimbursed for all reasonable expenses incurred in attending meetings. In addition, for serving on the Board, each non-employee Director receives an initial Nonqualified Stock Option to purchase 12,500 shares of the Company's common stock at the fair market value of the stock on the date of grant, vesting 20% per year over five years. From time to time, at the Board's discretion, such non-employee Directors may be granted additional Nonqualified Stock Options under the then existing stock option plan(s).

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission, the New York Stock Exchange and the Company. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that they were not required to file Form 5's, the Company believes that during 1997 all filing requirements were met.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 1998, by each Director, by each of the Executive Officers named in the Summary Compensation Table below and by all Directors and Executive Officers as a group. The table also sets forth information regarding the ownership of the Company's common stock by Wellington Management Company, LLP and Dimensional Fund Advisors Inc. based on Schedule 13G's filed by these entities with the Securities and Exchange Commission.

                                           Amount and Nature of        Percent
Name of Beneficial Owner or Group        Beneficial Ownership (F1)  of Class (F11)
---------------------------------        -------------------------  --------------

   Dr. John W. Sammon, Jr ...................   3,883,300  (F2)        43.65%
   Charles A. Constantino ...................     393,405  (F3)         4.42%
   J. Whitney Haney .........................     161,255  (F4)         1.78%
   Sangwoo Ahn ..............................      52,500  (F5)          *
   Albert Lane, Jr ..........................      22,300  (F6)          *
   Dr. John P. Retelle, Jr ..................      18,150  (F7)          *
   Dr. James C. Castle ......................       7,500  (F8)          *
   All Directors and Executive Officers
   as a Group (8 persons) ...................   4,564,210              50.04%

Other Principal Beneficial Owners

   Wellington Management Company, LLP .......     630,000  (F9)         7.08%
   Dimensional Fund Advisors Inc. ...........     625,100  (F10)        7.03%

---------------------

*    Represents less than 1%

(F1) Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.

(F2) Does not include 254,570 shares beneficially owned by Dr. Sammon's wife, Deanna D. Sammon. Dr. Sammon disclaims beneficial ownership of such shares.

(F3) Does not include 3,800 shares owned by Mr. Constantino's wife, Elaine Constantino. Mr. Constantino disclaims beneficial ownership of such shares.

(F4) Includes 157,775 shares which Mr. Haney has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1998.

(F5) Includes 7,500 shares which Mr. Ahn has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1998.

(F6) Includes 12,000 shares which Mr. Lane has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1998.

(F7) Represents shares Dr. Retelle has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1998.

(F8) Includes 2,500 shares which Dr. Castle has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1998.

(F9) Information obtained from Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on January 14, 1998 by Wellington Management Company, LLP ("WMC"), a registered investment advisor.
     Represents shares acquired by Wellington Trust Company, N.A., a wholly-owned subsidiary of WMC, which are held of record by clients of WMC. WMC has shared voting power as to 531,000 shares and shared dispositive power as to all of the shares.

(F10)Information obtained from Schedule 13G filed with the Commission on February 9, 1998 by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, and information provided by Dimensional to the Company in a letter dated February 6, 1998. Dimensional is deemed to have beneficial ownership of the shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc. ("the Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company ("the Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all the shares. Based on the Schedule 13G, Dimensional sole voting power as to 399,300 of the shares and persons who are officers of Dimensional also serve as officers of the Fund and the Trust and in their capacities as such officers, these persons vote 82,800 additional shares which are owned by the Fund and 143,000 shares which are owned by the Trust. Dimensional has sole dispositive power as to all of the shares.

(F11)Percent of Class is calculated utilizing the number of the Company's outstanding shares as of March 31, 1998.


The address for Dr. John W. Sammon, Jr. is c/o PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, NY 13413-4991. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.


EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for each of 1997, 1996 and 1995 awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer.

                                               Summary Compensation Table


                                                                       Long Term Compensation
                            -------------------------------------------------------------------------------
                                    Annual Compensation               Awards              Payouts
                           -------------------------------------------------------------------------------
                                                          Other               Securities
                                                          Annual  Restricted  Underlying           All Other
                                                          Compen-   Stock      Options/    LTIP     Compen-
Name and                                       Bonus      sation   Award(s)   SAR's (#)   Payouts   sation
Principal Position          Year   Salary      (F1)        ($)       ($)      (F2) ($)      ($)      (F3)
------------------          -------------------------------------------------------------------------------

Dr. John W. Sammon, Jr ..   1997   $214,154      -0-        -0-      -0-         -0-       -0-     $ 13,039
Chairman of the Board, ..   1996   $207,916      -0-        -0-      -0-         -0-       -0-     $  1,910
President and Director ..   1995   $200,904   $ 76,206      -0-      -0-         -0-       -0-     $  7,130

Charles A. Constantino ..   1997   $185,233   $ 45,000      -0-      -0-         -0-       -0-     $ 13,039
Executive Vice President    1996   $179,838      -0-        -0-      -0-         -0-       -0-     $  1,910
and Director ............   1995   $173,772   $ 56,498      -0-      -0-         -0-       -0-     $  7,130

J. Whitney Haney ........   1997   $188,071   $ 45,000      -0-      -0-         -0-       -0-     $ 13,039
President, ParTech, Inc.    1996   $182,541      -0-        -0-      -0-         -0-       -0-     $  1,910
and Director ............   1995   $175,956   $ 56,396      -0-      -0-         -0-       -0-     $  7,130

Albert Lane, Jr .........   1997   $152,250   $ 50,000      -0-      -0-         -0-       -0-     $ 13,039
President, Rome Research    1996   $153,439      -0-        -0-      -0-         -0-       -0-     $  1,910
Corporation .............   1995   $140,270   $ 71,317      -0-      -0-         -0-       -0-     $  7,130

Dr. John P. Retelle, Jr .   1997   $137,255   $ 25,000      -0-      -0-         -0-       -0-     $ 13,039
President, PAR Government   1996   $131,922        -0-      -0-      -0-         -0-       -0-     $  1,910
Systems Corporation .....   1995   $124,668   $ 39,105      -0-      -0-        5,000      -0-     $  7,130

---------------------

(F1) Cash bonus awards earned in the respective fiscal year.

(F2) Represents stock options granted under the Company's 1984 Stock Option Plan or 1995 Stock Option Plan.

(F3) All Other Compensation column consists only of Company contributions to the Company's Employee Retirement Plan and Trust.

In April 1997, Rome Research Corporation granted Mr. Lane a loan for $200,000 with interest at the prime rate which was due in February 1998. The principal amount of such loan was secured by a Deed of Trust on real estate owned by Mr. Lane. In 1997, $100,000 was repaid to Rome Research Corporation on this loan. This loan, together with interest was repaid in full in February, 1998.

The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under "Compensation Committee Report" set forth elsewhere in this Proxy Statement.

                    Options/SAR's Granted in Last Fiscal Year
                    -----------------------------------------

There were no stock options or stock appreciation rights ("SAR's") granted to Executive Officers named in the Summary Compensation Table during 1997.

         Aggregated Option Exercises in 1997 and Year-End Option Values
         --------------------------------------------------------------

The table which follows sets forth information concerning exercises of stock options during 1997 by each of the Executive Officers named in the Summary Compensation Table and the value of his unexercised Options as of December 31, 1997 based on a fair market value of $ 9.2188 per share of the Company's common stock on such date:

                                                                                 Value of Unexercised
                                                     Number of Unexercised          in-the-Money
                                                      Options at 12/31/97       Options at 12/31/97 (F2)
                          Acquired     Value (F1)
       Name             on Exercise    realized   Exercisable  Unexercisable  Exercisable  Unexercisable
       ----             -----------    ---------  -----------  -------------  -----------  -------------
Dr. John W. Sammon, Jr        --            --         --           --             --           --

Charles A. Constantino        --            --         --           --             --           --

J. Whitney Haney ......     14,300 (F3) $101,888    146,755       11,000        $912,640     $ 68,407

Albert Lane, Jr .......        -0-           -0-     10,935        1,065        $ 57,068     $  5,558

Dr. John P. Retelle ...      2,500 (F3) $ 23,397     15,800        3,100        $ 53,495     $ 10,476

---------------------

(F1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of the high and low prices of the Company's common stock as reported in the Wall Street Journal for the exercise date) over the relevant exercise price(s).

(F2) The value is calculated based on the aggregate amount of the excess of $9.2188 (the fair market value of the Company's common stock on 12/31/97) over the relevant exercise price(s).

(F3) Shares were acquired and sold the same day.


COMPENSATION COMMITTEE REPORT

Pursuant to its responsibilities, the Compensation Committee of the Board of Directors (the "Committee") performs annual reviews of the performance and contribution of the Company's executive officers against annual and long term commitments and objectives to determine the nature and extent of executive compensation actions. Decisions of the Committee relative to the compensation of employee committee members (Dr. Sammon and Mr. Constantino) are subject to review and approval by a majority of the disinterested members of the Board.

General Compensation Policy

PAR seeks to attract, motivate, reward and retain the management talent essential to achieving its business objectives and maintaining its leadership position in the industry. Compensation for PAR's executive officers in 1997 was consistent with the following principles which are the foundation of PAR's executive compensation program:

     o    Executive   compensation   must  be  tied  to  the  Company's  general
          performance and achievement of financial and strategic goals;

     o Executive compensation opportunities should be competitive with those provided by other leading high technology companies of comparable size; and

     o Executive compensation should provide incentives that align the long-term financial interests of the Company's executives with those of its Shareholders.

Elements of Executive Compensation

To meet its policy objectives for executive compensation, the Company's executive compensation program consists of Base Salary and Stock Options.

Base Salary. The Committee reviewed and set the annual base salary of the executive officers for fiscal 1997. In setting annual base salaries, the Committee considered the salaries of relative executives in similar positions in the industry from its most recent contracted survey, the level and scope of responsibility, experience and performance of the executive, financial performance of the Company and overall general economic factors. The Committee believes that the companies with whom the Company competes for compensation purposes are not necessarily the same companies with which shareholder cumulative returns are compared. The peer groups used in the Performance Graph below include the Standard & Poor's 500 Stock Index and those computer hardware companies deemed most comparable to the Company's businesses for measuring stock performance. An objective of the Committee is to administer the salary for each executive management position within a range with a midpoint near the average midpoint for comparable positions at companies of similar size, geographic area and line of business. In implementing its compensation policies, the Committee also considers the individual experience and performance of the executive, the performance of the organization over which the executive has responsibility, the performance of the Company and general economic conditions. The Committee gives such weight to each factor as it deems appropriate.

Stock Options. In furtherance of the objective of providing long-term financial incentives that relate to improvement in long-term Shareholder value, the Company awards stock options to its key employees (including executive officers) under its stock option plan ("Option Plan"). Stock options ("Options") granted under the Option Plan may be either Incentive Stock Options as defined by the
Internal Revenue Code ("Incentive Stock Options") or Options which are not Incentive Stock Options ("Nonqualified Stock Options"). Upon review of recommendations from the Compensation Committee, the Stock Option Committee determines the key employees of the Company and its subsidiaries who shall be granted Options, the type of Options to be granted, the terms of the grant and the number of shares to be subject thereto. Option grants become exercisable no less than six months after the grant and typically expire ten years after the date of the grant. Option grants are discretionary and are reflective of the value of the recipients' position as well as the current performance and continuing contribution of that individual to the Company.

CEO Compensation for Fiscal 1997

The Committee based the 1997 compensation of the Chief Executive Officer on the policies and practices described above. In 1997, Dr. Sammon received salary compensation of $214,154, an increase of 3% over his 1996 salary. Dr. Sammon, the Company's founder, became a Shareholder before the Company became publicly-owned and has not, to date, been granted options under the Option Plan in view of his already existing substantial interest in maximizing the value of the Company's common stock. In addition, Dr. Sammon is currently Chairman of the Stock Option Committee as a "disinterested person" and is not eligible to receive stock option grants under the current Option Plan.

                                               Compensation Committee

                                               Sangwoo Ahn, Chairman
                                               Dr. John W. Sammon, Jr.
                                               Charles A. Constantino

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this proxy statement, in whole or in part, the above Compensation Committee Report and the Performance Graph set forth below shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act nor shall such Compensation Committee Report or Performance Graph be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this proxy statement, the Company has made no such incorporation by reference or request.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

Dr. John W. Sammon, Jr., Chairman of the Board and President of the Company and Mr. Charles A. Constantino, Executive Vice President of the Company serve as members of the Compensation Committee and the Stock Option Committee.

                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's 500 Index and the common stock of the Computer Hardware Listed Industry Group for the years 1993 through 1997. The graph is constructed on the assumption that $100 was invested in each of the Company's common stock, the S&P 500 Stock Index and the Computer Hardware Listed Industry Group on December 31, 1992. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends.

[GRAPHIC - Performance Chart - points plotted as numbers below]


           12/31/92  12/31/93  12/31/94   12/31/95   12/31/96  12/31/97
           --------  --------  --------   --------   --------  --------

PTC          100      122.45    108.16     146.94     226.53    147.96
PEER GROUP   100      151.25    203.98     224.89     289.15    463.76
S&P 500      100      110.08    111.53     153.45     188.68    251.64

The following companies are included in the Computer Hardware Listed Industry Group for purposes of the performance graph: JTS Corporation, Ceridian Corporation, Compaq Computer Corporation, Datapoint Corporation, Intelligent Systems Corporation, PAR Technology Corporation, Silicon Graphics Inc., Stratus Computer Inc., Sulcus Computer Corporation, and Tandy Corporation. This peer group formerly included Amdahl Corporation and Tandem Computer Corporation. PAR has been advised that these companies are no longer publicly traded and therefore are excluded from PAR's peer group. In addition, this peer group formerly included Atari Corporation. PAR has been advised that Atari Corporation acquired and adopted the name JTS Corporation, therefore, Atari Corporation has been replaced by JTS Corporation in PAR's peer group.


Proposal 2:  Ratification of the Selection of Independent Accountants

On the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the year 1998. Price Waterhouse LLP has been employed to perform this function for the Company since fiscal 1980.

One or more representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for Shareholder rejection and the Board will reconsider the appointment.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Price Waterhouse LLP. Proxies solicited by the Board of Directors will be so voted unless Shareholders specify otherwise in their proxies.


                                  OTHER MATTERS

Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by Shareholders. However, if any other matters properly come before the Meeting, or any adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Proposals of Shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company on or before December 25, 1998 to be considered for inclusion in the 1999 Proxy Statement and proxy relating to that meeting. The Company recommends that all proposals be submitted by Certified Mail - Return Receipt Requested.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Gregory T. Cortese
                                      Secretary


April 23, 1998